UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 10, 2004

                             ARROW ELECTRONICS, INC.
               (Exact Name of Registrant as Specified in Charter)


            NEW YORK                    1-4482                11-1806155
  (State or Other Jurisdiction     (Commission File         (IRS Employer
        of Incorporation)               Number)          Identification No.)

      50 MARCUS DRIVE, MELVILLE, NEW YORK                11747
   (Address of Principal Executive Offices)            (Zip Code)

       Registrant's telephone number, including area code: (631) 847-2000

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)


Item 5.     Other Events and Regulation FD Disclosure.

     On August 13, 2004, the Registrant issued a press release announcing that it had settled a claim for the payment of French value-added tax against its French subsidiary, Tekelec SA, and will record an acquisition indemnity credit in the third quarter for the difference between the amount previously reserved for the claim and the amount of the settlement. A copy of the press release is attached hereto as an Exhibit (99.1).

     The information in this 8-K, including the exhibit attached hereto, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARROW ELECTRONICS, INC.


                                        By:  /s/ Peter S. Brown
                                            ----------------------
                                             Name:  Peter S. Brown
                                             Title: Senior Vice President
Date:  August 13, 2004

                                  EXHIBIT INDEX

The following exhibit is furnished herewith:

Exhibit        Description
-------        -----------

99.1        Press release issued by Arrow Electronics, Inc., dated
            August 13, 2004, announcing that it had settled a claim for the payment of French value-added tax against its French subsidiary, Tekelec SA, and will record an acquisition indemnity credit in the third quarter for the difference between the amount previously reserved for the claim and the amount of the settlement.